Exhibit 10.6

SUBSCRIPTION AGREEMENT

January 28, 2021

Andina Acquisition Corp III

250 West 57th Street, Suite 415

New York, NY 10107

Stryve Foods,LLC

5801 Tennyson Parkway, Suite 275
Plano, X 75024

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Andina Acquisition Corp III, a Cayman Islands exempted company (together with its successors, including after it redomiciles as and becomes a Delaware corporation, the “Company”), and Stryve Foods, LLC, a Texas limited liability company (“Target”), pursuant to that certain Business Combination Agreement, dated as of January 28, 2021 (as it may be amended, the “Transaction Agreement”), by and among, the Company, Target, Stryve Foods Holdings, LLC, a Texas limited liability company (“Stryve Foods”), and certain other parties named therein, the Company is seeking commitments to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”).

On the date set forth on the signature page of this subscription agreement (this “Subscription Agreement”), the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other Subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase, for cash and/or by the surrender of certain Promissory Notes issued by Stryve Foods (“Bridge Notes”) on or prior to the date hereof, in the Offering, effective on the closing date of the Transaction, inclusive of the shares of Common Stock to be purchased by the undersigned, an aggregate amount of up to __________ shares of Common Stock, at the Purchase Price. In connection therewith, the undersigned subscriber (“Subscriber”) and the Company agree as follows:

1. Subscription. Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber, such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms provided for herein. If payment for Shares is made by the exchange of Bridge Notes to the Company, such exchange shall be on the terms set forth in the Bridge Notes, and upon issuance of the Shares for such indebtedness, all principal, interest, conversion discounts and other obligations and rights under such Bridge notes surrendered shall thereby be fully paid and discharged.

2. Closing; Delivery of Shares. The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and concurrently with, the Transaction Closing. At least five (5) business days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company or, at the election of the Company, to an escrow account mutually agreeable to the Company and the Placement Agents (“Escrow Account”). No later than two (2) business days after receiving the Closing Notice, the Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Shares to the Subscriber. The Subscriber shall deliver to the Company, or the Escrow Account if applicable, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against delivery by the Company to Subscriber and/or the surrender of Bridge Notes pursuant to the terms thereunder of (i) the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within three (3) business day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than five (5) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Subscriber to the Company, or Escrow Account if applicable, by wire transfer in immediately available funds to the account specified by the Subscriber.

3. Closing Conditions. In addition to the conditions set forth in Section 2:

(a) General Conditions. The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) all conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

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(b) Company Conditions. The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(iii) On the date hereof, the Subscriber shall have delivered a duly executed Registration Rights Agreement in the form of Exhibit A attached hereto (the “Registration Rights Agreement”).

(c) Subscriber Conditions. The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

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(iii) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement; and

(iv) The Company shall have delivered a duly executed Registration Rights Agreement.

4. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands (or other applicable laws if redomiciled). The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Issuance. The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organization documents, as applicable and in each case as amended.

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, will be done in accordance with the NASDAQ marketplace rules, and (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

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(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with U.S. Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing with the Commission of a registration statement pursuant to the terms of the Registration Rights Agreement, (iii) the filings required by applicable state or federal securities laws, (iv) the filings required in accordance with Section 4(c),(v) any filings or notices required by Nasdaq, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Capitalization. As of the date of this Subscription Agreement, the capitalization of the Company is as set forth on Schedule 4(f) attached hereto. All issued and outstanding shares of capital stock of the Company as set forth on Schedule 4(f) Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated provided that prior to the Closing Date the Company shall form an acquisition subsidiary in connection with the Transaction. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

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(g) Registration of Common Stock. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Capital Market (“Trading Market”) under the symbol “ANDA.” Except as set forth in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Company’s listing application with respect to the Transaction.

(h) Regulatory Actions. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i) Compliance. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j) Broker Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation paid to Craig-Hallum Capital Group LLC and Cowen and Company LLC, as co-placement agents (the “Placement Agents”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber in connection with the sale of any shares of Common Stock in the Offering.

(k) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

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(l) SEC Reports; Financial Statements. As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(m) No Side Letters. Other than the Other Subscription Agreements, the Transaction Agreement and the Bridge Notes, the Company has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company through the Offering. Other than the Bridge Notes, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. Other than the Bridge Note, all Other Subscribers are purchasing the Shares for the same Purchase Price.

The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a) Subscriber Status. At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or an “Institutional Account” (within the meaning of FINRA Rule 4512(c)) (an “Institutional Account”), as indicated in the questionnaire attached as Exhibit A hereto (an “Investor Questionnaire”), and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber, if not an individual, is not an entity formed for the specific purpose of acquiring the Shares.

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(b) Nature of Investment. The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. The Subscriber acknowledges and agrees that the effectiveness of the registration statement registering the resale of the Shares pursuant to the Registration Rights Agreement is not a condition to the Closing of this Offering.

(c) Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

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(d) Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

(e) Tax Treatment. The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) Receipt of Disclosure. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of January 28, 2019 and filed with the Commission (File No. 333-228530) (the “SPAC Prospectus”), (ii) each filing made by the Company with the Commission following the filing of the SPAC Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by the Company with the Commission and (iv) the investor presentation by the Company and the Target. The undersigned understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(g) No General Solicitation. The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and the Company, the Placement Agents or a representative of the Company or the Placement Agents, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agents or a representative of the Company or the Placement Agents. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and in the Company’s filings with the Commission. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

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(i) Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(j) Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(k) OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(l) No Reliance on Placement Agents. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agents concerning the Company, Target or the Shares or the offer and sale of the Shares. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. The Placement Agents and each of their respective members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Shares, the Placement Agents have not made any recommendations regarding an investment in the Company or the Shares or acted as the Subscriber’s financial advisor or fiduciary.

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6. Additional Covenants.

(a) Transfer Restrictions.

(i) The Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company or to one or more affiliates of the Subscriber or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer does not require registration of such transferred Shares, and after the consummation of the Transaction, the Shares, under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and the Registration Rights Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement and the Registration Rights Agreement.

(ii) The Company acknowledges and agrees that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares or the Shares, as applicable, to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Shares or Shares, as applicable, to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with other provisions of Section 4 hereof in order to effect a sale, transfer or assignment of the Shares or Shares, as applicable, to such pledgee. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares or the Shares, as applicable, may reasonably request in connection with a pledge or transfer of the Shares or the Shares, as applicable.

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(iii) The Subscriber agrees to the imprinting, so long as is required by this Section 6(a), of a legend on any of the Shares, and after the consummation of the Transaction, the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

(iv) Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall ensure that instruments, whether certificated or uncertificated, evidencing the Shares or Shares, as applicable, shall not contain any legend (including the legend set forth in Section 6(a)(iii), (i) while a registration statement covering the resale of such Shares or Shares, as applicable, is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares or Shares, as applicable, are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and in each case, the Subscriber provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest of such dates, the “Effective Date”).

(v) The Subscriber agrees with the Company that the Subscriber will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares, are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Shares, and after the consummation of the Transaction, the Shares, as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

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(b) Furnishing of Information; Public Information. Until the earliest of (i) the first date on which the Subscriber can sell all of its Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) 18 months from the Closing Date, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. At any time during the period commencing from the 12-month anniversary of the Closing and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) (as defined below) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) and the Shares are not then registered for resale by the Subscriber under the Securities Act (a “Public Information Failure”) then, in addition to such Subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to one (1%) of the aggregate Purchase Price of the Subscriber’s Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) (“Monthly Liquidated Damage”) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Subscriber to transfer the Shares pursuant to Rule 144; provided that in no event shall the Monthly Liquidated Damage hereunder plus the monthly liquidated damage defined in the Registration Rights Agreement shall exceed one (1%) of the aggregate Purchase Price of the Subscriber’s Shares. The payments to which the Subscriber shall be entitled pursuant to this Section 6(b) are referred to herein as “Public Information Failure Payments”. Public Information Failure Payments shall be paid on the last day of the calendar month during which such Public Information Failure Payments are incurred. Notwithstanding the foregoing, in no event shall the Company be required hereunder and under the Registration Rights Agreement to pay to such Subscriber an aggregate amount that exceeds 6.0% of the aggregate Purchase Price paid by such Subscriber for its Shares pursuant to this Subscription Agreement.

(c) Public Disclosure. The Company shall (a) by 9:30 am ET on the business day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K, including the Transaction Agreement as exhibit thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to any of the Subscriber by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the Subscriber or any of their affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the neither party shall publicly disclose the name of the other party, or include the name of the other party in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the party being disclosed, except (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case prior notice of such disclosure permitted under this clause (b) shall be made to the other party.

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(d) Non-Public Information. Following the Disclosure Time or otherwise as required by applicable law, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

(e) Listing of Common Stock. The Company hereby agrees to use commerically reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and prior to the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(f) Subsequent Equity Sales. From the date hereof until 90 days after the date Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 6(f) shall not apply in respect of an Exempt Issuance. “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the board of directors of the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the Closing Date, provided that such securities have not been amended since the date of the Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) equity securities issued pursuant to acquisitions or strategic transactions approved by the board of directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 6(f), and provided that any such issuance shall only be to a counterparty (or to the equityholders of a counterparty) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares and securities issued in connection with the Transaction and (e) shares of Common Stock issuable pursuant to Other Subscription Agreements on the same terms and conditions hereunder entered into after the date hereof and prior to the earlier of (A) the initial filing of the registration statement required pursuant to the Registration Rights Agreement and (B) the Filing Date (as defined in the Registration Rights Agreement). No Other Subscription Agreements will be amended in any material respect following the date of this Subscription Agreement, and each Other Subscription Agreement reflects the same Per Share Purchase Price and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement.

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(g) Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it will (i) execute any purchases or sales of any of the Company’s securities or (ii) will engage in any Short Sales with respect to securities of the Company; in each instance during the period commencing at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6(c). The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 6(c), the Subscriber will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6(c), (ii) the Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) the Subscriber shall have no duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 6(c). Notwithstanding the foregoing, in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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(h) Subscriber Undertaking. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information to the Company upon such request to the extent readily available and to the extent consistent with the Subscriber’s internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by the Subscriber.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the earlier of (i) July 31, 2021 and (ii) the “Outside Date” as defined in the Transaction Agreement, as it may be amended; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement and (ii) the provisions of Sections 8 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely.

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8. Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the SPAC Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the SPAC Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 18 months after the closing of the IPO, which has since been extended, upon the execution and delivery of the Transaction Agreement, to April 30, 2021, and subject to further extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in working capital obligations and (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”)), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

9. Miscellaneous.

(a) Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by the Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as Subscriber, that is an Accredited Investor or an Institutional Account, so long as the Subscriber provides the Company with at least five (5) business days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Company each of the representations, warranties and covenants of the Subscriber set forth in Section 5 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.

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(b) Company Reliance. The Subscriber acknowledges that the Company, the Placement Agents, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Closing may only be enforced against the Subscriber by the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect.

(c) Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d) Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. Section 4, Section 5, this Section 9(f), Section 9(p) and Section 10 of this Subscription Agreement may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents.

(e) Entire Agreement. This Subscription Agreement, with the Registration Rights Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(f) Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h) Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

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(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(j) JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(l) Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

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(m) At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(n) The parties hereto agree that the Placement Agents are express third-party beneficiaries of the representations, warranties and covenants of the Company contained in Section 4, the representations, warranties and convents of the Subscriber contained in Section 5, and their express rights set forth in Section 9(f) and this Section 9(p).

10. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) the Placement Agents, their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

{SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ANDINA ACQUISITION CORP. iii

By:
Name:
Title:

Address for Notice:

250 West 57th Street, Suite 415

New York, NY 10107

Attn: B. Luke Weil

Telephone No.: (917)-270-2106

Email: luke@andacq.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Matthew A. Gray, Esq.; Tamar Donikyan, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: mgray@egsllp.com; tdonikyan@egsllp.com

{Signature Page to Subscription Agreement}

Stryve FOODS, LLC

By:
Name:
Title:

Address for Notice:

5801 Tennyson Parkway, Suite 275

Plano, X 75024

Attn: Mr. Joe Oblas

Telephone No.: (972) 987-5130

Email: joe@stryve.com

with a copy (which will not constitute notice) to:

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
Attn: Chris Converse, Esq.; Christopher J. Babcock
Telephone No.: (214) 999-4370
Email: cconverse@foley.com; cbabcock@foley.com

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE ANDA SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:_________________________________________________________________________

Signature of Authorized Signatory of Subscriber: _____________________________________________________

Name of Authorized Signatory:  ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Address for Notice to Subscriber:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount:

Cash: $__________________

Surrender of Bridge Notes, if any ($0.8 for $1 basis): $________________

Number of Shares: _________________________________

EIN Number: ______________________________________

{Signature Page to Subscription Agreement}

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “Institutional Account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), or (7) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______ (i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______ (ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______ (iii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

_______ (iv)	An insurance company as defined in section 2(13) of the Exchange Act;

_______ (v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______ (vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______ (vii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______ (viii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

A-1

_______ (ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______ (x)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; and/or

_______ (xi)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company.

_______ (xii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xi) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

[ ]	Limited Partnership	[ ]	Corporation

[ ]	General Partnership	[ ]	Revocable Trust

[ ]	Other Type of Trust (indicate type):

[ ]	Other (indicate form of organization):

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

A-2